Exhibit 8(a)(8)


                         Brown Brothers Harriman & Co.

                                                                  December, 1995
                                AARP Fee Schedule


                                   SCHEDULE A

MARKET                                      ASSET CHARGE (BP)                TRANSACTION CHARGE
Group 1
United States                               1.0 on first $100 million        DTC:                       $10
                                           .5 on all over $100 million       Physical and Same Day
                                                                             Money Market Transaction:  $25
Group 2
Euroclear and Cedel*                                    3                                       35

Group 3
Canada                                                  4                                       20

Group 4
Germany                                                 5                                       30
Japan                                                   5                                       30
Switzerland                                             5                                       50
United Kingdom                                          5                                       45

Group 5
Australia                                               6                                       50
Denmark                                                 6                                       50
France                                                  6                                       60
Netherlands                                             6                                       75
New Zealand                                             6                                       50
Sweden                                                  6                                       60

Group 6
Belgium                                                 8                                       50
Finland                                                 8                                       60
Hong Kong                                               8                                       75
Ireland                                                 8                                       50
Italy                                                   8                                       60

                                       Brown Brothers Harriman & Co.


Luxembourg                                              8                                       50
Norway                                                  8                                       75
Singapore                                               8                                       75

Group 7
Austria                                                 10                                      60
Malaysia                                                10                                      75
Spain                                                   10                                      60

Group 8
Indonesia                                               15                                      75
Mexico                                                  15                                      50
Thailand                                                15                                      75
South Africa                                            15                                      75

Emerging Markets
Argentina                                               27                                      75
Bangladesh                                              45                                      150
Botswana                                                60                                      175
Brazil                                                  21                                      50
Chile                                                   35                                      75
China                                                   35                                      60
Colombia                                                45                                      100
Czech Republic                                          35                                      75
Egypt                                                   40                                      175
Ghana                                                   60                                      175
Greece                                                  50                                      150
Hungary                                                 60                                      175
India                                                   40                                100 per partial
Israel                                                  25                                      150
Jordan                                                  45                                      175
Kenya                                                   60                                      175
Korea                                                   22                                      50
Morocco                                                 40                                      50
Pakistan                                                35                                      100

                                       Brown Brothers Harriman & Co.


Peru                                                    60                                      150
Philippines                                             25                                      50
Poland                                                  50                                      50
Portugal                                                25                                      125
Slovak Republic                                         35                                      75
Sri Lanka                                               20                                      50
Swaziland                                               50                                      175
Taiwan                                                  25                                      75
Turkey                                                  35                                      75
Uruguay                                                 50                                      150
Venezuela                                               35                                      75
Zambia                                                  60                                      175
Zimbabwe                                                60                                      175

     *  Annual Minimum Custody Fee:  $10,000 per account
     *  Automation: This schedule assumes machine readable trade instructions.


                             Out-of-Pocket Expenses
                             ----------------------

     Out-of-pocket expenses including but not limted to communication expenses, wire charges, telex, legal, telephone, postage and direct expenses including but not limited to stamp duties, commissions, dividend and income collection charges, taxes, certficate fees, special handling, transfer and registration fees would be additional.